
                                                                   Exhibit 10.8

                                  CERTEGY INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       (Effective As of November 5, 2003)

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                                  CERTEGY INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

     The Certegy Inc. Supplemental Executive Retirement Plan ("Plan") is designed to be a supplemental retirement plan covering a select group of management and highly compensated employees of Certegy Inc. (the "Company") and any Adopting Employer. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Company
(except as otherwise provided herein). The effective date of the Plan as set forth herein is November 5, 2003 ("Effective Date").

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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS AND CONSTRUCTION                                        1
   1.1 Definitions                                                            1
      (a) Accrued Benefit                                                     1
      (b) Actuarial (or Actuarially) Equivalent:                              1
      (c) Administrator                                                       2
      (d) Adopting Employer                                                   2
      (e) Annual Bonus                                                        2
      (f) Authorized Leave of Absence                                         2
      (g) Average Annual Compensation                                         2
      (h) Beneficiary                                                         2
      (i) Board                                                               2
      (j) Break in Service                                                    2
      (k) Certegy Pension Plan                                                2
      (l) Certegy Special Supplemental Program                                3
      (m) Company                                                             3
      (n) Compensation                                                        3
      (o) Disability Retirement Date                                          3
      (p) Early Retirement Date                                               3
      (q) Effective Date                                                      3
      (r) Eligible Spouse                                                     3
      (s) Equifax                                                             3
      (t) ERISA                                                               3
      (u) Executive                                                           3
      (v) Late Retirement Date                                                4
      (w) Normal Retirement Date                                              4
      (x) Participant                                                         4
      (y) Plan Year                                                           4
      (z) Plan                                                                4
      (aa) Retirement (Retire)                                                4
      (bb) Severance Protection Agreement                                     4
      (cc) Termination Date                                                   4
      (dd) Total and Permanent Disability                                     4
      (ee) Vested Participant                                                 4
      (ff) Year of Benefit Service                                            4
      (gg) Year of Vesting Service                                            5
   1.2 Construction                                                           5
ARTICLE II PARTICIPATION AND BREAK IN SERVICE                                 6
   2.1 Eligibility for Participation:                                         6
   2.2 Break in Service                                                       6
   2.3 Participants Bound                                                     6
   2.4 Transfers                                                              6
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                                TABLE OF CONTENTS
                                   (Continued)

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
      (a) When Executive Becomes A Participant                                6
      (b) Accrued Benefit Upon Transfer To A Non-Eligible Status              6
ARTICLE III RETIREMENT AND TERMINATION DATES                                  8
   3.1 Normal Retirement Benefit                                              8
   3.2 Late Retirement Benefit                                                8
   3.3 Early Retirement Benefit                                               8
   3.4 Disability Retirement Benefit                                          8
   3.5 Vested Participant Benefit                                             9
   3.6 Termination Prior to Completion of Ten (10) Years of Vesting
          Service                                                             9
   3.7 Normal Form of Payment of Accrued Benefit                              9
   3.8 Optional Forms of Payment                                              9
      (a) Ten Years Certain and Life Annuity Option                           9
      (b) Joint and Survivor Annuity Option                                  10
      (c) Lump Sum Option                                                    10
   3.9 Reduction For Certegy Special Supplemental Program                    10
ARTICLE IV PRE-RETIREMENT DEATH BENEFITS                                     11
      (a) Death Prior to Eligibility for Retirement or a Vested
             Participant Benefit                                             11
      (b) Death After Attaining Eligibility for Vested Participant
             Benefit                                                         11
      (c) Death After Attaining Eligibility for Early or Normal
             Retirement                                                      11
ARTICLE V ADMINISTRATION                                                     12
   5.1 General Duties                                                        12
   5.2 Application and Forms For Benefit                                     12
   5.3 Facility of Payment                                                   13
   5.4 Company to Furnish Information                                        13
   5.5 Administrator to Furnish Other Information                            13
   5.6 Claims Procedure                                                      13
ARTICLE VI PLAN FINANCING                                                    14
ARTICLE VII AMENDMENT; TERMINATION; CHANGE IN CONTROL                        15
   7.1 Amendment                                                             15
   7.2 Right to Terminate                                                    15
   7.3 Change in Control                                                     15


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                                TABLE OF CONTENTS
                                   (Continued)

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
ARTICLE VIII MISCELLANEOUS                                                   16
   8.1 Nonguarantee of Employment                                            16
   8.2 Rights Under Plan                                                     16
   8.3 Nonalienation of Benefits                                             16
   8.4 Headings for Convenience Only                                         16
   8.5 Multiple Copies                                                       16
   8.6 Governing Law                                                         16
   8.7 Taxes                                                                 16
   8.8 Successor Company                                                     17
APPENDIX A ELIGIBLE PARTICIPANTS                                             18


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

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the meanings set forth below, unless the context clearly indicates to the contrary:

     (a) Accrued Benefit: Subject to adjustment as hereinafter provided, with respect to any Participant at any time ("Determination Date"), an annual benefit payable in the form of a single life annuity, commencing on the Participant's Normal Retirement Date in an amount equal to fifty percent (50%) of the Participant's Average Annual Compensation multiplied by a fraction (no greater than 1), the numerator of which is the Participant's Years of Benefit Service at the Determination Date and the denominator of which is thirty (30), reduced by the accrued benefit, or the Actuarial Equivalent of the accrued benefit, which the Participant is entitled to receive from the Certegy Pension Plan at the Participant's Normal Retirement Date under this Plan. If a Participant retires on his Late Retirement Date, the calculation of the Participant's Accrued Benefit, including the related offsets, shall be made as of the Participant's Late Retirement Date. The determination of a Participant's Accrued Benefit under this Section 1.1(a) shall be made by the Administrator in good faith in a consistent manner with respect to all Participants and its decisions on such matters shall be binding and conclusive on all parties.

     Notwithstanding the foregoing, if a Participant who received a distribution or distributions following his Termination Date or Retirement is re-employed and again becomes an active Participant, such Participant's Accrued Benefit, as computed pursuant to this Section, shall be reduced by the monthly Accrued Benefit amount that is the Actuarial Equivalent of the distribution(s) made to the Participant.

     (b) Actuarial (or Actuarially) Equivalent:

          (i) For purposes of determining the value of a Participant's Participant Interest under the Certegy Special Supplemental Program pursuant to Section 3.9, a benefit of equivalent value determined using an interest rate equal to 7% per annum and the mortality table prescribed by the Commissioner of Internal Revenue pursuant to Rev. Rul. 95-6 (as hereafter amended or modified);

          (ii) For purposes of determining the amount of a single lump sum payment under Section 3.8(c), an amount of equivalent value determined using the following assumptions:

               (A) an annual interest rate equal to the "applicable interest rate" as the Secretary of the Treasury has then prescribed pursuant to Code Section 417(e)(3)(A)(ii)(II) for the second full calendar month preceding the first day of the Plan Year during which occurs the date of payment. This rate is currently equal to the annual rate of interest on 30-year Treasury securities as published by the Commissioner of Internal Revenue, and

               (B) the morality table prescribed by the Commissioner of Internal Revenue pursuant to Rev. Rul. 95-6 (as hereafter amended or modified).

          (iii) For purposes of determining the equivalent value of optional forms of benefits under Sections 3.8(a) and (b), the Actuarial Equivalent factors shall be the same as those used in the Certegy Pension Plan.

     (c) Administrator: The Company and any person or committee designated by the Company to perform all or any portion of the duties and responsibilities of the Administrator under the Plan.

     (d) Adopting Employer: An employer that, with the consent of the Company, adopts the Plan for the benefit of one or more of its Executives, in accordance with such terms and conditions as may be imposed by the Company.

     (e) Annual Bonus: The amount awarded an Executive under the Company's annual incentive bonus program, subject to the provisions and limitations contained in Section 1.1(n) of the Plan.

     (f) Authorized Leave of Absence: Any absence authorized by the Company, provided that the Participant returns within the period specified in the Authorized Leave of Absence.

     (g) Average Annual Compensation: The applicable annual amount shall be the average of the Participant's Compensation for the three highest calendar years during the ten calendar years immediately preceding the Participant's date of Retirement or death, or Termination Date.

     (h) Beneficiary: The person or persons last designated in writing by the Participant on a form provided by the Administrator to receive benefits under Sections 3.8(a) or (b) of the Plan in the event of the Participant's death. If no designation of Beneficiary shall be in effect under Section 3.8(a) at the time of a Participant's death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the Participant's Eligible Spouse or if there is no such Eligible Spouse, the Participant's estate or legal representative.

     (i) Board: The Board of Directors of Certegy Inc.

     (j) Break in Service: A One Year Break in Service, as defined in the Certegy Pension Plan, which may result in a cancellation of the Participant's previous Years of Benefit Service as provided in Section 2.2.

     (k) Certegy Pension Plan: The tax-qualified retirement plan known as the Certegy Inc. Pension Plan, as it may be amended from time to time.

     (l) Certegy Special Supplemental Program: The Certegy Inc. Special Supplemental Executive Retirement Plan and any similar program designed to replace benefits a Participant was previously entitled to receive under an equity split-dollar life insurance program.

     (m) Company: Company shall mean Certegy Inc. (or its successor or successors). Affiliated or related employers that are permitted to adopt the Plan with the consent of the Company shall be known as Adopting Employers. To the extent required by certain provisions (e.g., determining Average Annual Compensation and Years of Benefit Service), references to the Company shall include the Adopting Employer of the Participant.

     (n) Compensation: Subject to adjustment as provided in the next sentence, "Compensation" shall be the Participant's salary and wages for each calendar year during which he is employed by the Company, and any Annual Bonus paid during such year. In either case, Compensation shall include any amounts of salary or Annual Bonus which shall be voluntarily deferred by the Participant under any salary or bonus deferral or reduction program (whether qualified or non-qualified) which may be instituted by the Company, but Compensation shall not include any earnings or Company match on these deferred amounts, or payments from such programs or payments from any similar salary deferral or bonus deferral programs, or any income from long-term cash incentive programs, stock options, restricted stock, restricted stock units or similar grants. A Participant's Compensation for calendar years prior to the Effective Date during which he was employed by the Company or a predecessor shall be credited under this Plan.

     (o) Disability Retirement Date: The date of Retirement due to Disability as specified in Section 3.4.

     (p) Early Retirement Date: The first day of the month coincident with or next following the Participant's (i) attainment of age 55 and completion of five
(5)Years of Vesting Service, or (ii) attainment of at least age 50 where the sum of the Participant's age and Years of Benefit Service total at least 75.

     (q) Effective Date: This Plan is effective November 5, 2003.

     (r) Eligible Spouse: The individual to whom a Participant is legally married on the earlier of his date of benefit commencement or his date of death.

     (s) Equifax: Equifax Inc., a Georgia corporation, and the corporation from which the Company was spun-off on July 3, 2001.

     (t) ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

     (u) Executive: Any person who, on or after the Effective Date, (i) is classified by the Company as an executive of the Company (or an Adopting Employer), (ii) is receiving remuneration for personal services rendered to the Company (or an Adopting Employer), and

(iii) is designated by the Board or Compensation Committee of the Board (as appropriate) as eligible to participate in the Plan and who is listed on an Appendix attached hereto.

     (v) Late Retirement Date: The date of Retirement subsequent to a Participant's Normal Retirement Date as specified in Section 3.2.

     (w) Normal Retirement Date: The first day of the month following the Participant's attainment of age 60.

     (x) Participant: An Executive participating in the Plan in accordance with the provisions of Section 2.1.

     (y) Plan Year: A twelve (12) month period beginning on January 1 and ending on December 31.

     (z) Plan: The Certegy Inc. Supplemental Executive Retirement Plan, the Plan set forth herein, as it may be amended from time to time.

     (aa) Retirement (Retire): Termination of employment for reason other than death after a Participant has fulfilled all requirements for Normal Retirement, Late Retirement, Early Retirement, or Disability Retirement. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment (or Authorized Leave of Absence, if later).

     (bb) Severance Protection Agreement: The letter agreement entered into between the Company and the Participant which provides for the payment of compensation and benefits to the Participant in the event of the Participant's termination of employment under certain circumstances following a Change in Control of the Company (as defined in the Severance Protection Agreement).

     (cc) Termination Date: The date of termination of an Executive's employment with the Company for reasons other than death or Retirement.

     (dd) Total and Permanent Disability: The term Total and Permanent Disability shall have the same meaning as the term "Disabled" as defined in the Certegy Pension Plan. The determination of Total and Permanent Disability shall be made by the Administrator in its discretion based upon the information provided to it.

     (ee) Vested Participant: A Participant whose Termination Date occurs after the completion of at least ten (10) Years of Vesting Service, but prior to achieving eligibility for Retirement.

     (ff) Year of Benefit Service: A Participant shall be credited with one (1) Year of Benefit Service under the Plan (i) for each Year of Benefit Service with which the Participant is credited under the Certegy Pension Plan, (ii) if the Participant was employed by an employer acquired by Certegy or Equifax, for the Participant's years of service with such employer prior to the date of such acquisition (which are not otherwise credited under the Certegy Pension Plan), determined in the same manner as a Year of Benefit Service under the Certegy Pension Plan, provided that that there shall be no duplication in crediting such years of service, and (iii) for any other years of service designated on an Appendix attached hereto.

     (gg) Year of Vesting Service: A Participant shall be credited with one (1) year of Vesting Service under the Plan (i) for each Year of Vesting Service with which the Participant is credited under the Certegy Pension Plan, and (ii) for any other years of service designated on an Appendix attached hereto.

1.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section.

                                   ARTICLE II

                       PARTICIPATION AND BREAK IN SERVICE

2.1 Eligibility for Participation:

     (a) In General - An Executive designated on Appendix A attached hereto shall become a Participant in this Plan on the later of the Effective Date or the date designated in Appendix A, subject to the conditions and limitations provided for herein. A former Participant who is rehired may again become a Participant upon again being designated as eligible to participate in the Plan.

     (b) Special Eligibility - The Board or the Compensation Committee of the Board may provide on an Appendix for special conditions or limitations with respect to the participation in the Plan by any Executive designated as eligible to participate in the Plan.

2.2 Break in Service: Upon Retirement, death or other termination of employment, a Participant's rights and benefits under the Plan shall be determined in accordance with his Years of Vesting Service, Years of Benefit Service, Average Annual Compensation, and other applicable Plan provisions at the time of termination of employment. If a Participant incurs a Break in Service and is later rehired by the Company and becomes eligible to participate in the Plan, his prior Years of Benefit Service shall only be counted for purposes of determining his Accrued Benefit subsequent to rehire, if (i) at the time of his Break in Service he had at least ten (10) Years of Vesting Service, qualified for Early Retirement, or was at least age 60, or (ii) the period of his Break in Service is less than his prior Years of Vesting Service. If the Participant received payments from the Plan during his Break in Service period, his Accrued Benefit shall be adjusted in the manner provided in Section 1.1(a).

2.3 Participants Bound: Each Executive becoming a Participant hereunder shall be conclusively presumed for all purposes to have consented to this Plan and any amendments, modifications or revisions hereto, and to all the terms and conditions thereof, and shall be bound thereby with the same force and effect as if he had entered into a contract to such effect and any amendments, modifications or revisions hereto.

2.4 Transfers: The following rules shall apply when an Executive transfers to or from eligibility for participation in the Plan while an employee of the Company:

     (a) When Executive Becomes A Participant: An Executive of the Company who becomes a Participant under this Plan in accordance with Section 2.1, shall have his Compensation, Years of Benefit Service and Years of Vesting Service for periods prior to the date he becomes a Participant in the Plan count for purposes of this Plan, unless otherwise provided in an Appendix applicable to such Participant.

     (b) Accrued Benefit Upon Transfer To A Non-Eligible Status: If a Participant becomes ineligible to participate but remains in employment with the Company, his Accrued

Benefit under this Plan will be determined as though his becoming ineligible to participate were a termination of employment, and his Termination Date will be deemed to be the date of his ineligibility. A Participant shall not be eligible to receive benefits from this Plan until the Participant terminates employment with the Company and all affiliated employers. A former Participant's Compensation and service after the date of transfer shall not be counted for any purposes under this Plan, unless otherwise provided in an Appendix applicable to such former Participant.

                                   ARTICLE III

                        RETIREMENT AND TERMINATION DATES

3.1 Normal Retirement Benefit: A Participant may retire on his Normal Retirement Date, on which date he shall be fully vested, and his Accrued Benefit (subject to reduction as provided in Section 3.9) shall commence as of his Normal Retirement Date. The Participant's retirement benefit shall be his Accrued Benefit (subject to reduction as provided in Section 3.9) and shall be payable in the normal form described in Section 3.7, subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8.

3.2 Late Retirement Benefit: When permitted by Company policy, a Participant may continue his employment beyond his Normal Retirement Date and in such event his Accrued Benefit (subject to reduction as provided in Section 3.9) shall commence as of the first day of the calendar month coinciding with or next following the date of his actual Retirement, which shall be his Late Retirement Date. The Participant's Late Retirement Benefit shall be payable in the normal form described in Section 3.7, subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8.

3.3 Early Retirement Benefit: A Participant may retire on or after his Early Retirement Date and prior to his Normal Retirement Date and be entitled to an Early Retirement Benefit. If he retires early, the Participant's benefit shall be equal to his Accrued Benefit (subject to reduction as provided in Section 3.9), payable in the normal form described in Section 3.7 (subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8) and payment shall commence as of the first day of the calendar month coinciding with or next following the Participant's Normal Retirement Date. A Participant may elect to commence his Early Retirement Benefit as of the first day of the calendar month coinciding with or next following his Retirement, or as of the first day of any subsequent calendar month which precedes his Normal Retirement Date. In such event, the Participant's Accrued benefit (subject to reduction as provided in Section 3.9), payable in the normal form, shall be reduced five-twelfths of one percent (5/12ths of 1%) for each full month or portion thereof by which the commencement of the Early Retirement Benefit precedes the Participant's Normal Retirement Date.

3.4 Disability Retirement Benefit: A Participant who has completed at least five
(5) Years of Vesting Service shall be eligible for a Disability Retirement Benefit if he retires by reason of Disability and his Disability Retirement Date shall be the day next following the day on which the Participant is deemed to have a Total and Permanent Disability as defined in Section 1.1(dd). The amount of the Participant's Disability Retirement Benefit shall be equal to his Accrued Benefit as of his Disability Retirement Date. A Disability Retirement Pension (subject to reduction as provided in Section 3.9) shall commence as of the first day of the calendar month coinciding with or next following the later of his attainment of age 55 or his Disability Retirement Date, without adjustment for commencement prior to his Normal Retirement Date and shall be payable in the normal form described in Section 3.7 (subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8).

3.5 Vested Participant Benefit: A Vested Participant as defined in Section 1.1(ee) shall be entitled to a benefit equal to his Accrued Benefit (subject to reduction as provided in Section 3.9), payable in the normal form described in
Section 3.7. Payment of such benefit shall commence on the first day of the calendar month coinciding with or next following the Vested Participant's Normal Retirement Date, unless the Administrator in its sole discretion provides for an earlier payment date for any Vested Participant (or Participants), with an Actuarial Equivalent reduction in the Participant's benefit.

3.6 Termination Prior to Completion of Ten (10) Years of Vesting Service: Except in the event of a Participant's death, Total and Permanent Disability, qualifying for Early Retirement, or attainment of his Normal Retirement Date, a Participant whose Termination Date occurs prior to the completion of ten (10) Years of Vesting Service shall be entitled to no benefits under this Plan.

3.7 Normal Form of Payment of Accrued Benefit: The normal form of benefit payment shall be the Participant's Accrued Benefit (subject to reduction as provided in Section 3.9) divided by 12. Subject to Section 7.3, if the Participant is single at the date of benefit commencement, the benefit shall be payable monthly for the life of the Participant with no survivor benefits payable. Subject to Section 7.3, if the Participant has an Eligible Spouse at the date of benefit commencement, the normal form of payment shall be a joint and 50% survivor annuity which is the Actuarial Equivalent of the single life annuity, with the Eligible Spouse receiving after the Participant's death a benefit equal to 50% of the monthly benefit the Participant was receiving. A Participant may elect to receive his Accrued Benefit in one of the optional forms of payment provided in Section 3.8 below, provided that the Participant's Eligible Spouse must consent in writing to the election of an optional form of payment. Any such optional form of payment shall be the Actuarial Equivalent of the normal form of benefit payment provided for in this Section 3.7. The Committee may, in its discretion, in circumstances deemed appropriate by the Committee (including the Participant's financial hardship or a change in financial circumstances of the Participant), accelerate payments to a Participant on a basis comparable to the Actuarial Equivalent of the benefit otherwise payable to the Participant.

3.8 Optional Forms of Payment: In lieu of the normal form of payment of Accrued Benefit described in Section 3.7, a Participant eligible for a benefit under the Plan may elect, in accordance with such procedures (including Eligible Spouse consent) and advance election requirements as the Administrator may establish, to receive his Accrued Benefit (subject to reduction as provided in Section 3.9) in any of the optional forms listed below, which shall be the Actuarial Equivalent of the normal form in Section 3.7:

     (a) Ten Years Certain and Life Annuity Option: A monthly income payable for the life of the Participant, except that payments are guaranteed for 120 months, regardless of whether the Participant survives such ten-year period. If the Participant dies before such 120 monthly payments have been made, the Participant's Beneficiary will receive any remaining guaranteed monthly payments under this option (a); however, if the Beneficiary of the guaranteed payments dies after said payments begin but before the 120 monthly guaranteed payments have been made, the remaining payments will be paid to the estate of such Beneficiary.

     (b) Joint and Survivor Annuity Option: A monthly income payable for the life of the Participant with payments continuing after the Participant's death to the Participant's Beneficiary in an amount equal to 25%, 50%, 75% or 100 % (according to the election of the Participant) of the monthly income that was being paid to the Participant. The survivor portion of the benefit is payable to the Participant's Beneficiary beginning as of the first day of the month immediately following the Participant's date of death and ending on the last day of the month coincident with or immediately prior to the Beneficiary's date of death. If the designated Beneficiary dies before the Participant, no survivor benefits shall be payable.

     (c) Lump Sum Option: The Participant will receive a single lump sum payment of his Accrued Benefit (subject to reduction as provided in Section 3.9) on the date elected by the Participant in accordance with procedures established by the Administrator in an amount equal to the Actuarial Equivalent (as defined in Section 1.1(c)(ii)) present value of the normal form of payment described in
Section 3.7 above. The Administrator may impose such conditions on the election of a lump sum payment as it deems necessary or desirable.

3.9 Reduction For Certegy Special Supplemental Program: The annual benefit payable to the Participant under the Plan shall be reduced as hereinafter provided by the amount of the Participant's Participant Interest, if any, under the Certegy Special Supplemental Program. If the Participant terminates employment on or after the date he qualifies for Early Retirement or Normal Retirement, the reduction shall be an amount equal to the Participant's Participant Interest on the date he terminates employment converted into a single life annuity payable immediately in accordance with the actuarial factors set forth in Section 1.1(b)(i). If a Participant terminates employment prior to qualifying for Early Retirement and is entitled to a Vested Participant Benefit or a Disability Retirement Benefit, the reduction shall be an amount equal to the Participant's Participant Interest on the date he terminates employment projected forward at seven percent (7%) interest per anum to the date ("Payment Date") the Participant commences to receive payments under this Plan and converted into a single life annuity commencing immediately on the Payment Date in accordance with the actuarial factors set forth in Section 1.1(b)(i).

     If the Participant's Accrued Benefit is payable as a lump sum, the lump sum amount of the Participant's Participant Interest shall be subtracted on the date of payment from the present value of the Accrued Benefit determined pursuant to
Section 3.8(c). In the event of the death of a Participant while employed by the Company, the Participant will not receive any Participant Interest and any amounts payable pursuant to Article IV will not be subject to reduction under this Section 3.9.

                                   ARTICLE IV

                          PRE-RETIREMENT DEATH BENEFITS

     The pre-retirement death benefits payable following the death of a Participant shall only be payable to an Eligible Spouse and, except as provided below, shall only be payable with respect to an eligible Participant who is an employee at the time of his death. Except as otherwise provided herein, if an Executive (i) has no Eligible Spouse, (ii) has ceased to be an eligible Participant or (iii) has terminated employment prior to his death, no death benefit is payable pursuant to this Article IV. The Administrator, in its sole discretion, may provide for earlier payment or a different form of payment for any pre-retirement death benefits payable pursuant to this Article IV, provided that any such payment shall be in an amount comparable to the Actuarial Equivalent of the benefit otherwise payable to the Eligible Spouse.

     (a) Death Prior to Eligibility for Retirement or a Vested Participant
Benefit: No death benefit is provided under this Plan for Participants who die prior to completing the eligibility requirements for Retirement or a Vested Participant benefit.

     (b) Death After Attaining Eligibility for Vested Participant Benefit: If an eligible Participant dies while employed by the Company after completing the requirements for a Vested Participant benefit, the Participant's Eligible Spouse shall be paid the amount which would have been payable to the Participant had the Participant terminated employment immediately prior to the date of his death and survived to his Normal Retirement Date, and had his Accrued Benefit been payable as a joint and 50% survivor annuity (with the Eligible Spouse as the designated survivor), with such survivor annuity payments commencing on the first day of the calendar month coinciding with or next following the date which would have been the deceased Participant's Normal Retirement Date. The Participant's Eligible Spouse shall receive the monthly 50% survivor annuity and the payments shall cease on the Eligible Spouse's death. If the Participant terminates employment after satisfying the requirements for a Vested Participant benefit but dies prior to the date his benefit commences, he shall be covered by the death benefit provisions of this subsection (b).

     (c) Death After Attaining Eligibility for Early or Normal Retirement: If a Participant dies while employed by the Company after completing the eligibility requirements for Early Retirement or Normal Retirement, the Participant's Eligible Spouse shall be paid the amount (subject to the reduction for Early Retirement) which would have been payable to the Participant under this Plan had the Participant retired immediately prior to the date of his death, and had his Accrued Benefit payable as a joint and 50% survivor annuity (with the Eligible Spouse as the designated survivor), with such payments commencing on the first day of the month following the date of death of the Participant. The Participant's Eligible Spouse shall receive the monthly 50% survivor annuity payments and the payments shall cease on the Eligible Spouse's death. If the Participant terminates employment after satisfying the requirements for Early Retirement but delays commencement of his benefits, he shall be covered by the death benefit provisions of this subsection (c) until his benefit payments commence.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 General Duties: The Administrator shall enforce and administer the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and to notify the Participant and the Company, where appropriate;

     (b) to adopt rules as it deems necessary, desirable or appropriate;

     (c) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (d) to prepare and distribute, in such manner as the Administrator determines to be appropriate, information explaining the Plan;

     (e) to receive from the Company and from Participants such information as shall be necessary for the Administrator to perform its duties hereunder;

     (f) to furnish the Company, upon request, such annual reports as are reasonable and appropriate with respect to the Administrator's duties hereunder;

     (g) to receive, review and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan;

     (h) to appoint or employ individuals to assist in the administration of its duties under the Plan and any other agents as it deems advisable, including legal or actuarial counsel.

     The Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for any benefits under the Plan. The Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive.

5.2 Application and Forms For Benefit: The Administrator may require a Participant to complete and file with the Administrator an application for benefits and all other forms approved by the Administrator, and to furnish all pertinent information requested by the Administrator. The Administrator may rely upon all such information so furnished it, including the Participant's current mailing address.

5.3 Facility of Payment: Whenever, in the Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Administrator may direct the Company to apply the payment for the benefit of such person in such manner as the Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of the Administrator of any liability for the selection of such payee or the making of such payment under the provisions of the Plan.

5.4 Company to Furnish Information: To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator of all matters relating to the pay of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Administrator may require. When making any determination, the Administrator shall be entitled to rely upon information furnished by the Company, legal counsel for the Company, or the actuary.

5.5 Administrator to Furnish Other Information: To the extent not otherwise provided in the Plan, the Administrator shall be responsible for providing all notices and information required under ERISA to all Participants.

5.6 Claims Procedure: A Participant who believes that he is entitled to benefits under the Plan which have not been paid must file a written claim for such benefits. All claims for benefits shall be in writing and shall be filed with the Administrator. If the Administrator wholly or partially denies a Participant's claim for benefits, the Administrator shall give the claimant written notice within sixty (60) days after the Plan's receipt of the claim setting forth:

     (a) the specific reason(s) for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

     (d) an explanation of the Plan's claim review procedure.

     Each Participant whose claim for benefits has been denied may file a written request for a review of his claim by the Administrator. The request for review must be filed by the Participant within 60 days after he received the written notice denying his claim. The decision of the Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Participant. Such written notice shall set forth the basis for the Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.

                                   ARTICLE VI

                                 PLAN FINANCING

     The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Company and Participants shall have the status of general unsecured creditors of the Company under the Plan with respect to any obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

     Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust, or purchase insurance or annuity contracts, for purposes of paying all or any part of its obligations under this Plan (including, any benefits becoming payable upon a Change in Control of the Company, as defined in the Severance Protection Agreement). However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

                                   ARTICLE VII

                    AMENDMENT; TERMINATION; CHANGE IN CONTROL

7.1 Amendment: The Company reserves the right to make from time to time any amendment or amendments to this Plan, provided, however, that no such amendment shall have the effect of reducing the Accrued Benefit of any Participant as of the date of such amendment, or eliminate or adversely affect the rights as of the date of such amendment of any Participants including, without limitation, the right to earn a vested benefit or the timing or form of payment of benefits under Article III.

7.2 Right to Terminate: The Company may terminate the Plan at any time by resolution of the Board. In the event of the termination of the Plan, the rights of all affected Participants to their Accrued Benefits as of the date of such termination shall be fully vested and nonforfeitable. No such termination of the Plan shall have the effect of reducing the Accrued Benefit of any Participant as of the date of such termination, or eliminating or adversely affecting the rights of Participants including, without limitation, the timing or form of benefit payments under Article III.

7.3 Change in Control: In the event of a termination of employment of a Participant following a Change in Control of the Company (as defined in the Severance Protection Agreement) in circumstances that would entitle the Participant to receive compensation and benefits under the Severance Protection Agreement, the Participant's Accrued Benefit shall immediately become fully vested and nonforfeitable. The Actuarial Equivalent (determined pursuant to Section 3.8(c)) of the Participant's Accrued Benefit (subject to reduction as provided in Section 3.9) shall automatically be payable to the Participant in a lump sum on the fifth (5th) business day following the Participant's Termination Date. With respect to any Participant who has Retired or terminated employment prior to the date of the Change in Control of the Company who is receiving benefit payments under the Plan, or who is entitled to commence receiving such benefit payments in the future, the Actuarial Equivalent (determined pursuant to Section 3.8(c)) of such Participant's Accrued Benefit, subject to reduction as provided in Section 3.9 (or the remaining unpaid benefits), shall be paid to such Participant in a lump sum on the thirtieth (30th) day after the date of the Change in Control of the Company, unless the Participant irrevocably elects prior to such date (in a manner provided by the Administrator) to continue receiving his payments in the manner then being paid or to receive his benefits in the future in the normal form under Section 3.7.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company or an Adopting Employer to discharge any Participant or Executive, with or without cause.

8.2 Rights Under Plan: No Participant shall have any right to or interest in, the Plan upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant.

8.3 Nonalienation of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

8.4 Headings for Convenience Only: The headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

8.5 Multiple Copies: This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same with respect to a matter under the Plan, which shall be sufficiently evidenced by any one thereof.

8.6 Governing Law: This Plan shall be construed and enforced in accordance with the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the State of Georgia shall govern.

8.7 Taxes: If the whole or any part of any Participant's Accrued Benefit shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any moneys it owes to the Participant. The Company shall provide notice to the Participant of any such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

8.8 Successor Company: In the event of the merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

     IN WITNESS WHEREOF, the Plan has been executed by the Company to be effective on the Effective Date.

                                        CERTEGY INC.


                                        By: /s/ Richard D. Gapen

                                    ANNEX A
       TO THE CERTEGY INC. SPECIAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             ELIGIBLE PARTICIPANTS

Lee Kennedy
Larry Towe
Michael Vollkommer